                                                                    CONFIDENTIAL
                                                                    ------------

        [!!!] - Symbol Indicates portion of text filed with the Secretary of the Securities and Exchange Commission pursuant to a request for confidentiality.

                               LICENSE AGREEMENT

     This License Agreement, dated as of June 5, 1997, is made by and between Dow Jones & Company, Inc. ("Dow Jones"), having an office at 200 Liberty Street,
                          ---------------
New York, New York 10281, the American Stock Exchange, Inc. ("AMEX"), having an
                                                             ----------
office at 86 Trinity Place, New York, New York 10006, and PDR Services Corporation ("PDR"), a wholly-owned subsidiary of the AMEX (AMEX and PDR
            ---------
hereinafter referred to as the "Licensee").

     WHEREAS, Dow Jones compiles, calculates and maintains the indexes specified on Schedule A hereto, and Dow Jones owns rights in and to such indexes, the proprietary data contained therein, and the Dow Jones Marks (defined below) (such rights, including without limitation, copyright, trademark or proprietary rights and trade secrets, being hereinafter collectively referred to as the

"Intellectual Property"); and
--------------------------

     WHEREAS, Dow Jones uses in commerce and has trade name and/or trademark rights to the designations "Dow Jones," "Dow Jones Industrial Average," "DJIA," "30 Industrials," "Dow Jones Transportation Average," "Dow Jones Utilities Average," "Dow Jones Global Indexes," "DJGI," "DIAMONDS," and those designations listed on Schedule A hereto (and Annex I thereto) (such rights being hereinafter individually and collectively referred to as the "Dow Jones Marks"); and
                                                  ---------------

     WHEREAS, the Licensee wishes to use certain of such indexes and the related Dow Jones Marks, pursuant to the terms and conditions hereinafter set forth, in connection with (i) the issuance, marketing; and promotion of the Products (as defined in Section l(b)) and (ii) making disclosure about the Products under applicable laws, rules and regulations in order to indicate that Dow Jones is the source of such indexes.

     NOW, THEREFORE, in consideration of the premises an covenants and agreements contained herein, it is agreed as follows:

     1.  Grant of License.
         ----------------

     (a) Subject to the terms and conditions of this Agreement, Dow Jones hereby grants to the Licensee a non-transferable (except to affiliates pursuant to Section 12(a)) exclusive (subject to Section 1(f) license (i) to use the Indexes (defined below) solely in connection with the issuance of the Products to be issued by the Licensee and traded on or through the Licensee during the hours of 9:30 a.m. to 4:15 p.m. Eastern Time and (ii) to use and refer to the Dow Jones Marks in connection with the marketing and promotion of the Products in order to indicate the source of the Indexes and as may otherwise be required by applicable laws, rules or regulations or under this Agreement.

     (b) As used in this Agreement, the "Indexes" means the indexes listed on
                                         -------
Annex II to Schedule A (and the indexes to be added thereto in accordance with the provisions set forth thereon).

     (c) As used in this Agreement, "Products" means the products designated on Schedule B hereto that are based upon one or more of the Indexes (but not any part of any Index other than the whole Index, and not any subset of the components of any Index) and correlated to the underlying securities comprising such Indexes. As used in this Agreement, the "Initial Product" means a Product based on the Dow Jones Industrial Average Index (the "DJIA") that Licensee
                                                      ----
expects to trade under the name "DIAMONDS". The terms of the Products, and any material changes therein, will be subject to Dow Jones' prior written consent. Unless otherwise expressly agreed by Dow Jones in writing, the Initial Product shares would change hands at the date of the initial issuance thereof for 1/100 of the then value of the DJIA per share.

     (d) Until the third anniversary of the date hereof Dow Jones will not license any person or entity other than the Licensee to use any of the Reserved Indexes listed on Annex III to Schedule A in connection with the issuance, marketing, and promotion of any exchange-traded open-end funds (including UITs).

     (e) The Licensee agrees that it will issue at least five (5) Products by the third anniversary of the date hereof. The Licensee agrees that the first Product to be issued by it will be the Initial Product, and that the Licensee will use all reasonable efforts to issue the Initial Product as soon as practicable after the date hereof but not prior to the earlier of (x) 90 days after the commencement of trading by the Chicago Board Options Exchange, Inc. of cash index options contracts based on the DJIA or (y) January 1, 1998.

     (f) Dow Jones at any time or from time to time during the Term (defined in
Section 2) may propose in writing that the Licensee issue a new Product. If the Licensee shall not, within 60 days after receipt of such written proposal, deliver to Dow Jones a written commitment (reasonably satisfactory in form and substance to Dow Jones) to issue such Product, in accordance with the terms of this License Agreement, within a reasonably prompt time frame, or, if the Licensee does deliver such a written commitment but does not fulfill it on a timely basis, then notwithstanding anything to the contrary contained in this Agreement, Dow Jones shall thereafter be free to license any other person or entity to issue such a product (to be traded other than by or through the Licensee). If the Licensee in good faith considers itself to have a legal or business conflict precluding the Licensee from sponsoring such Product, then the Licensee will have 120 days from the date of receipt of the Dow Jones proposal to find an alternate sponsor to issue such Product to be traded on or through the Licensee (provided, that the designation of such alternate sponsor shall be
             -----------
subject to Dow Jones' written approval).

     (g) Dow Jones agrees that no person or entity other than the Licensee shall need to obtain a license from Dow Jones with respect to the initial sale of the Products or subsequent resales of the Products in the secondary market.

     (h) Subject only to Section 1(a) and 1(d), nothing contained in this Agreement shall restrict Dow Jones from licensing any one or more of Dow Jones' indexes or the Dow Jones Marks to any other person or entity at any time.

     (i) Nothing contained in this Agreement constitutes a license to the Licensee to use any one or more of the Indexes other than in connection with the issuance, marketing and promotion of the Products. The Licensee acknowledges and agrees that it shall not have any right to issue, list or trade options based on any Dow Jones indexes, including (x) options on the Initial Product and (y) except with Dow Jones' prior written consent, options on any other Product.

     (j) The Licensee acknowledges that the Indexes and the Dow Jones Marks are the exclusive property of Dow Jones and that Dow Jones has and retains all Intellectual Property and other proprietary rights therein. Except as otherwise specifically provided herein, Dow Jones reserves all rights to the Indexes and the Dow Jones Marks, and this Agreement shall not be construed to transfer to the Licensee any ownership right to, or equity interest in, the Indexes or the Dow Jones Marks, or in any Intellectual Property or other proprietary rights pertaining thereto.

     (k) The Licensee acknowledges that the Indexes and their compilation and composition, and any changes therein, are and will be in the complete control and sole discretion of Dow Jones.

     2.  Term.

     The term of this Agreement shall commence as of the date hereof and shall remain in full force and effect for five (5) years after the date of launch (the "Commencement Date") of the Initial Product (the first twelve months following
---------------------
the Commencement Date being referred to herein as the "First Year," the next
                                                      --------------
twelve months referred to as the "Second Year," and so on) unless this Agreement
                                 ---------------
is terminated earlier as provided herein (such term being referred to herein as the "Initial Term"). Upon the expiration of the Initial Term (other than by
    -----------------
reason of termination of this

Agreement as provided herein), this Agreement may be renewed at the election of the Licensee, by delivery of written notice to Dow Jones to that effect at least 120 days prior to expiration of the Initial Term, for an additional term of five
(5) years (the "Renewal Term"), provided, however, that such election shall not
               ---------------------------
be effective, and the Initial Term shall expire without renewal, at Dow Jones' discretion, if at the end of the Initial Term the aggregate assets in the Products shall not equal at least $5 billion.


     3.  License Fees.
         ------------

     (a) As consideration for the license granted herein, the Licensee shall pay license fees ("License Fees") as set forth on Schedule C hereto.
             -----------------

     (b) Dow Jones shall have the right to audit on a confidential basis the relevant books and records of the Licensee to confirm the accuracy of any one or more calculations of Licensee Fees. Dow Jones shall bear its own costs of any such audit unless it is determined that Dow Jones has been underpaid by 5% or more with respect to the payments being audited, in which case Dow Jones' costs of such audit shall be paid by the Licensee.

     4.  Termination.
         -----------

     (a) If there is a material breach of this Agreement by either party (such party, the "breaching party," and, the other party, the "non-breaching party"),
           -----------                                  -----------------------
or if either party (such party, the "harmed party") believes in good faith that
                                    --------
material damage or harm is occurring to its reputation or good will by reason of its continued performance hereunder (other than pursuant to Section 4(g)), then the non-breaching party or the harmed party, as the case may be, may terminate this Agreement, effective thirty (30) days after written notice thereof to the other party (with reasonable specificity as to the nature of the breach or the condition causing such damage or harm, as the case may be, and including a statement as to such party's intent to terminate), unless the other party shall correct such breach or the condition causing such damage or harm, as the case may be, within such 30-day period.

     (b) The Licensee or Dow Jones may terminate this Agreement upon ninety (90) days prior written notice to the other (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that prevents the Licensee from issuing, marketing or promoting the Products; (ii) any material litigation or regulatory proceeding regarding the Products is commenced; or (iii) the Licensee elects to terminate the public offering or other distribution of the Products.

     (c) Dow Jones may terminate this Agreement upon ninety (90) days prior written notice to the Licensee (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that in Dow Jones' reasonable judgment materially impairs Dow Jones' ability to license and provide the Indexes or the Dow Jones Marks under this Agreement; (ii) any litigation or proceeding is commenced which relates, directly or indirectly, to Dow Jones' licensing and providing the Indexes or the Dow Jones Marks under this Agreement, or any such litigation proceeding is threatened and Dow Jones reasonably believes that such litigation or proceeding would be reasonably likely to have a material and adverse effect on the Indexes or the Dow Jones Marks or on Dow Jones' ability to perform under this Agreement; or (iii) Dow Jones elects (other than pursuant to Section 4(g)) to cease compiling, calculating and publishing values of the Indexes.

     (d) Dow Jones may terminate this Agreement (i) 360 days after the date hereof if the Initial Product has not by such date received all necessary regulatory authorizations for its issuance, listing and trading, or (ii) 30 days after the date of receipt of all such necessary regulatory authorizations if the Initial Product has not by then been issued and listed, with trading having commenced.

     (e) During any Renewal Term, Dow Jones may terminate this Agreement if at the end of any Year the aggregate asset levels in the Products at such Year-end did not equal or exceed $5 billion.

     (f) Dow Jones may terminate this Agreement upon written notice to the Licensee if any securities exchange ceases to provide data to Dow Jones necessary for providing the Indexes, terminates Dow Jones' right to receive data in the form of a "feed" from such securities exchange, materially restricts Dow Jones' right to redistribute data received from such securities exchange, or institutes charges of a type or to an extent applicable to Dow Jones (and not to others generally) for the provision of data to Dow Jones or the redistribution of data by Dow Jones.

     (g) Notwithstanding anything to the contrary herein, Dow Jones shall have the right, in its sole discretion, to cease compiling, calculating and publishing values of any one or more of the Indexes, and to terminate this Agreement with respect only to such Indexes, at any time that Dow Jones determines that such Indexes no longer meet or will not be capable of meeting the criteria established by Dow Jones for maintaining such Indexes (and in such event Dow Jones will use all reasonable efforts to provide the Licensee with as much prior notice as is reasonably practicable under the circumstances).

     (h) In the event that Dow Jones terminates this Agreement pursuant to
Section 4(c)(iii), 4(f) or 4(g), the Licensee may compile, calculate and publish values of any terminated Indexes listed on Annex II to Schedule A hereto, and may continue to trade securities based thereon outstanding on the termination date, provided that the Licensee does not use any Dow Jones Marks in connection therewith. At the time of such termination, Dow Jones will provide to the Licensee, on a confidential basis, such information as it may need to compile, calculate and publish such terminated Indexes.

     (i) The right of a party hereunder to terminate this Agreement shall be in addition to (and not in substitution of) any other rights and remedies that may be available to such party.

     5.   Dow Jones Obligations; Licensee's Obligations.
          ----------------------------------------------

     (a) Dow Jones is not, and shall not be, obligated to engage in any way or to any extent in any marketing or promotional activities in connection with the Products or in making any representation or statement to investors or prospective investors in connection with the marketing or promotion of the Products by the Licensee.

     (b) Dow Jones agrees to provide reasonable support for the Licensee's development and educational efforts with respect to the Products as follows:

          (i) Dow Jones shall respond in a timely fashion to any reasonable requests by the Licensee for information regarding the Indexes.

          (ii) Dow Jones or its agent shall, or Dow Jones shall arrange for a third party vendor to, calculate and disseminate the values of each of the Indexes at least once every fifteen (15) seconds on each day that the New York Stock Exchange (or the primary stock exchange for the component securities of the applicable Index) is open for trading, in each case in accordance with Dow Jones' current procedures, which procedures may be modified by Dow Jones.

          (iii) Dow Jones shall promptly correct, or instruct its agent to correct, any mathematical errors made in Dow Jones' computations of the Indexes which are brought to Dow Jones' attention by the Licensee.

Notwithstanding anything herein to the contrary, nothing in this Section 5 shall give the Licensee the right to exercise any judgment or require any changes with respect to Dow Jones' method of composing, calculating or determining the Indexes, and nothing in this Section 5 shall be deemed to modify the provisions of Section 9 of this Agreement.

          (c) Dow Jones has, and shall maintain, a policy pursuant to which its employees who are directly responsible for changes in the components of the Indexes are prohibited from purchasing or beneficially owning any interest in the Products. The Licensee shall have no responsibility for ensuring that such Dow Jones employees comply with such Dow Jones policy and shall have no duty to inquire whether any purchasers or sellers of the Products are such Dow Jones employees. Dow Jones shall have no liability to the Licensee or its affiliates with respect to Dow Jones' employees' adherence or failure of adherence to such policy.

          (d) Dow Jones shall use reasonable efforts to safeguard the confidentiality of all impending changes in the components or method of computation of the Indexes until such changes are publicly disseminated, and shall require the same of any agent with whom it has contracted for computation thereof. Dow Jones shall implement reasonable procedures so that only those persons at Dow Jones directly responsible for changes in the composition or method of computation of the Indexes shall be granted access to information respecting impending changes.

          (e) The Licensee will develop and implement a marketing program to
promote the Products. The Licensee will spend [    !!!      ]from the date
hereof through the end of the Third Year in implementing the marketing program.

          (f) Prior to the first date of the commencement of trading of Products, the Licensee will adopt, and during the Term the Licensee will maintain, as part of its rules, to be set forth in the terms of the Products and in the Licensee's rulebook, a limitation on Dow Jones' liability as the licensor of the Indexes, with respect to trading on or through the Licensee comparable to the limitation on the liability of the Standard & Poor's Corporation with respect to the trading on Licensee of Standard & Poor's Depository Receipts ("SPDRs") based on the S&P 500 Index as set forth in Licensee's Rule 1004.

          6. Trademark Filings; Recognition of Intellectual Property Rights; Protection of Intellectual Property; Quality Control.
               ---------------------------------------------------------------

          (a) During the Term, Dow Jones shall apply for such trademark and trade name registrations for the Dow Jones Marks only in such jurisdictions, if any, where Dow Jones, in its sole discretion, considers such filings appropriate. The Licensee shall reasonably cooperate with Dow Jones in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. The Licensee shall use the following notice when referring to any of the Indexes or any of the Dow Jones Marks in any informational materials to be used in connection with the Products (including, where applicable, all prospectuses, registration statements, advertisements, brochures and promotional and any other similar informational materials, and any documents or materials required to be filed with governmental or regulatory agencies) that in any way use or refer to Dow Jones, any of the Indexes or any of the Dow Jones Marks (collectively, the "Informational Materials"):
---------------------------

                  "Dow Jones," and "[INSERT Name of Index(es)]TM " are trademarks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by [INSERT Name of Licensee]. [INSERT Name of Licensee's [INSERT Name of Product(s)] based on the [INSERT Name of Index]TM are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such product(s).

or such similar language as may be approved in advance in writing by Dow Jones.

          (b) The Licensee agrees that the Dow Jones Marks and all Intellectual Property and other rights, registrations and entitlement thereto, together with all applications, registrations and filings with respect to any of the Dow Jones Marks and any renewals and extensions of any such applications, registrations and filings, are and shall remain the sole and exclusive property of Dow Jones. The Licensee acknowledges that each of the Dow Jones Marks is part of the business and goodwill of Dow Jones and agrees that it shall not, during the term of this Agreement or thereafter, contest the fact that the Licensee's rights in the Dow Jones Marks under this Agreement (i) are limited solely to the use of the Dow Jones Marks in connection with the issuance, marketing, and/or promotion of the Products and disclosure about the Products under applicable law as provided in Section 1(a), and (ii) shall cease upon termination or expiration of this Agreement, except as otherwise expressly provided herein. The Licensee recognizes the great value of the reputation and goodwill associated with the Dow Jones Marks and acknowledges that such goodwill associated with the Dow Jones Marks belongs exclusively to Dow Jones, and that Dow Jones is the owner of all right, title and interest in and to the Dow Jones Marks in connection with the Products. The Licensee further acknowledges that all rights in any translations, derivatives or modifications in the Dow Jones Marks which may be created by or for the Licensee shall be and shall remain the exclusive property of Dow Jones and said property shall be and shall remain a part of the Intellectual Property subject to the provisions and conditions of this Agreement. The Licensee shall never, either directly or indirectly, contest Dow Jones' exclusive ownership of any of the Intellectual Property. Notwithstanding anything herein to the contrary, in the event that Dow Jones consents to, and the Licensee uses, any Dow Jones Mark in conjunction with the Licensee's own trademark(s), such resulting mark shall be part of the Intellectual Property of Dow Jones and included in the Dow Jones Marks as defined herein, and Dow Jones shall be permitted to register such usage in any jurisdiction it deems reasonably necessary and/or prudent to do so, without opposition from the Licensee. The Licensee agrees to cooperate with Dow Jones in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose.

          (c) In the event that the Licensee learns of any infringement or imitation of any of the Indexes and/or any Dow Jones Mark, or of any use by any person of a trademark similar to any of the Dow Jones Marks, it shall promptly notify Dow Jones. Dow Jones shall take such action as it deems advisable for the protection of rights in and to the Indexes and the Dow Jones Marks and, if requested to do so by Dow Jones, the Licensee shall cooperate with Dow Jones in all respects, at Dow Jones' expense, including, without limitation, by being a plaintiff or co-plaintiff and, upon Dow Jones' reasonable request, by causing its officers to execute appropriate pleadings and other necessary documents. In no event, however, shall Dow Jones be required to take any action it deems inadvisable. The Licensee shall have no right to take any action which would materially affect any of the Indexes and/or any of the Dow Jones Marks without Dow Jones' prior written approval.

          (d) The Licensee shall use its best efforts to protect the goodwill and reputation of Dow Jones, the Indexes and the Dow Jones Marks in connection with its use of the Indexes and any of the Dow Jones Marks under this Agreement. The Licensee shall submit to Dow Jones, for Dow Jones' review and approval, and the Licensee shall not use until receiving Dow Jones' approval thereof in writing, all Informational Materials. Dow Jones' approval shall be required with respect to the use of and description of Dow Jones, any of the Indexes or any of the Dow Jones Marks. Dow Jones shall notify the Licensee of its approval or disapproval of any Informational Materials within 48 hours (excluding any day which is a Saturday or Sunday or a day on which The New York Stock Exchange is closed) following receipt thereof from the Licensee. Once Informational Materials have been approved by Dow Jones, subsequent Informational Materials which do not alter the use or description of Dow Jones, such Indexes or such Dow Jones Marks, as the case may be, need not be submitted for review and approval by Dow Jones.

     (e) Except as may be expressly otherwise agreed in writing by Dow Jones,
(i) the Licensee shall not use, nor permit the use of, the Dow Jones Marks in any Informational Material
as part of a composite mark with any of its own marks, the marks of any of its affiliates or the marks of any third party (collectively; the "Non-Dow Jones
                                                               --------------
Marks"), and (ii) the Dow Jones Marks and the Non-Dow Jones Marks, to the extent
---------
they appear in any Informational Material, shall appear separately and shall be clearly identified with regard to ownership. Whenever the Dow Jones Marks are used in any Informational Material in connection with any of the Products, the name of the Licensee shall appear in close proximity to the Dow Jones Marks so that the identity of the Licensee, and its status as an authorized licensee of such Dow Jones Marks, is clear and obvious.

          (f) The Licensee agrees that any proposed change in the use of the Dow Jones Marks shall be submitted to Dow Jones for, and shall be subject to, Dow Jones' prior written consent.

          (g) If at any time Dow Jones is of the opinion that the Licensee is not properly using the Intellectual Property in connection with the Products or Informational Materials, or that the standard of quality of any of the Products or Informational Materials does not conform to the standards as set forth herein, Dow Jones shall give written notice to the Licensee to that effect. Upon receipt of such notice, the Licensee shall forthwith correct the defects in the non-conforming Products or Informational Materials so that they comply with all required standards or cease the issuance, marketing, promotion and sale of the non-conforming Products or Informational Materials.

          (h) The Licensee shall not use any Dow Jones Marks after termination or expiration of this Agreement .

     7.   Proprietary Rights.
          ------------------

          (a) The Licensee acknowledges that the Indexes are selected, compiled, coordinated, arranged and prepared by Dow Jones through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by Dow Jones. The Licensee also acknowledges that the Indexes and the Dow Jones Marks are valuable assets of Dow Jones and agrees that it will take reasonable measures to prevent any unauthorized use of the information provided to it concerning the selection, compilation, coordination, arrangement and preparation of the Indexes.

          (b) Each party shall treat as confidential and shall not disclose or transmit to any third party (i) any documentation or other materials that are marked as "Confidential" by the providing party and (ii) the terms of this Agreement (collectively, "Confidential Information"). Confidential Information
                         -----------------------------
as described in clause (i) of the preceding sentence shall not include (A) any information that is available to the public or to the receiving party hereunder from sources other than the providing party (provided that such source is not subject to a confidentiality agreement with regard to such information) or (B) any information that is independently developed by the receiving party without use of or reference to information from the providing party.

          (c) Notwithstanding the foregoing, either party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be disclosed is (i) approved in writing by the providing party for disclosure or (ii) required by law, regulatory agency or court order to be disclosed by the receiving party, provided, if permitted by law, that prior written notice of such required disclosure is given to the providing party and provided further that the receiving party shall cooperate with the providing party to limit the extent of such disclosure. The provisions of Sections 7(b) and (c) shall survive termination or expiration of this Agreement for a period of five (5) years from disclosure by either party to the other of the last item of such Confidential Information.

          8.   Warranties; Disclaimers.
               -----------------------

          (a) Each party represents and warrants to the other that it has the authority to enter into this Agreement according to its terms, and that its execution and delivery of this Agreement and its performance hereunder will not violate any agreement applicable to it or violate any applicable laws, rules or regulations. Dow Jones represents that it owns and has the right to license hereunder the Intellectual Property licensed hereunder. The Licensee represents and warrants to Dow Jones that the issuance, marketing, promotion, sale and resale of the Products by the Licensee will not violate any agreement applicable to the Licensee or violate any applicable laws, rules or regulations, including without limitation, securities, commodities, and banking laws.

          (b) The Licensee shall include the statement contained in Exhibit I hereto in each prospectus and registration statement and in any contracts relating to the Products (and upon request shall furnish copies thereof to Dow Jones), and the Licensee expressly agrees to be bound by the terms of the statement contained in Exhibit I hereto (which terms are expressly incorporated herein by reference and made a part hereof). Any changes in the statement contained in Exhibit I hereto must be approved in advance in writing by an authorized officer of Dow Jones.

          (c) Without limiting the disclaimers set forth in this Agreement, (including in Exhibit I hereto), in no event shall the cumulative liability of Dow Jones to the Licensee and its affiliates under or relating to this Agreement at any time exceed the aggregate amount of License Fees received by Dow Jones pursuant to this Agreement prior to such time.

     9.   Indemnification.

          (a) The Licensee shall indemnify and hold harmless Dow Jones and its affiliates, and their respective officers, directors, members, employees and agents, against any and all judgments, damages, liabilities, costs and losses of any kind (including reasonable attorneys' and experts' fees) (collectively, "Losses") that arise out of or relate to (i) any breach by the Licensee of its
----------
representations and warranties or covenants under this Agreement, or (ii) any claim, action or proceeding that arises out of or relates to (x) this Agreement (except to the extent such Losses arise out of or relate to a breach by Dow Jones of its representations and warranties under this Agreement) or (y) the Products; provided, however, that Dow Jones must promptly notify the Licensee in
          ----------
writing of any such claim, action or proceeding (but the failure to do so shall not relieve the Licensee of any liability hereunder except to the extent the Licensee has been materially prejudiced therefrom). The

Licensee may elect, by written notice to Dow Jones within ten (10) days after receiving notice of such claim, action or proceeding from Dow Jones, to assume the defense thereof with counsel reasonably acceptable to Dow Jones. If the Licensee does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if Dow Jones reasonably believes that there are conflicts of interest between Dow Jones and the Licensee or that additional defenses are available to Dow Jones with respect to such defense, then Dow Jones shall retain its own counsel to defend such claim, action or proceeding, at the Licensee's expense. The Licensee shall periodically reimburse Dow Jones for its expenses incurred under this Section 9. Dow Jones shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however , that Dow Jones shall have no right to control the
           ------------------
defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of the Licensee unless Dow Jones waives its right to indemnity hereunder. The Licensee, in the defense of any such claim, action or proceeding, except with the written consent of Dow Jones, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to Dow Jones of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of Dow Jones.

          (b) Dow Jones shall indemnify and hold harmless Licensee and its affiliates, and their respective officers, members, employees and agents, against any and all judgments, damages, liabilities, costs and losses of any kind (including reasonable attorneys' and experts' fees) (collectively, "Losses") that arise out of or relate to any breach by Dow Jones of its representations and warranties under this Agreement; provided, however, that
                                                     -------------------
Licensee must promptly notify Dow Jones in writing of any such claim, action or proceeding (but the failure to do so shall not relieve Dow Jones of any liability hereunder except to the extent Dow Jones has been materially prejudiced therefrom). Dow Jones may elect, by written notice to the Licensee within ten
(10) days after receiving notice of such claim, action or proceeding from the Licensee, to assume the defense thereof with counsel reasonably acceptable to the Licensee. If Dow Jones does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if the Licensee reasonably believes that there are conflicts of interest between the Licensee and Dow Jones or that additional defenses are available to the Licensee with respect to such defense, then the Licensee shall retain its own counsel to defend such claim, action or proceeding, at Dow Jones' expense. Dow Jones shall periodically reimburse the Licensee for its expenses incurred under this Section 9. The Licensee shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, that the Licensee shall have no
                          ----------
right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of Dow Jones unless the Licensee waives its right to indemnity hereunder. Dow Jones, in the defense of any such claim, action or proceeding, except with the written consent of the Licensee, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to the Licensee of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of the Licensee.

          (c) The indemnification provisions set forth herein are solely for the benefit of the indemnified parties and are not intended to, and do not, create any rights or causes of actions on behalf of any third party.

     10.  Suspension of Performance.
          -------------------------

          Notwithstanding anything herein to the contrary, neither Dow Jones nor the Licensee shall bear responsibility or liability for any Losses arising out of any delay in or interruptions of performance of their respective obligations under this Agreement due to any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike, other work stoppage, or slow-down), severe or adverse weather conditions, power failure, communications line or other technological failure, or other similar cause beyond the reasonable control of the party so affected.

     11.  Injunctive Relief.
          ------------------

          In the event of a material breach by one party ("Breaching Party") of
                                                         --------------------
provisions of this Agreement relating to the Confidential Information of the other party ("Non-breaching Party"), the Breaching Party acknowledges and agrees
            -------------------------
that damages would be an inadequate remedy and that the Non-breaching Party shall be entitled to preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of such Confidential Information, but nothing herein shall preclude the Non-breaching Party from pursuing any other action or remedy for any breach or threatened breach of this Agreement. All remedies under this Section 11 shall be cumulative.

     12.  Other Matters.
          -------------
          (a) This Agreement is solely and exclusively between the parties hereto and, except to the extent otherwise expressly provided herein, shall not be assigned or transferred, nor shall any duty hereunder be delegated, by either party, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement or delegate any duty hereunder without such written consent shall be null and void; provided, however, that any affiliate
                                        ----------
which, directly or indirectly, controls, is controlled by or is under common control with the Licensee may use the Indexes and the Dow Jones Marks in connection with the issuance, marketing and promotion of the Products, provided that such affiliate shall be subject to all of the terms and conditions of this Agreement applicable to the Licensee. This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

          (b) This Agreement, including the Schedules and Exhibits hereto (which are hereby expressly incorporated into and made a part of this Agreement), constitutes the entire agreement of the parties hereto with respect to its subject matter, and supersedes any and all previous agreements between the parties with respect to the subject matter of this Agreement. There are no oral or written collateral representations, agreements or understandings except as provided herein.

          (c) No waiver, modification or amendment of any of the terms and conditions hereof shall be valid or binding unless set forth in a written instrument signed by duly authorized officers of both parties. The delay or failure by any party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such term, condition, right or privilege, but the same shall continue in full force and effect.

          (d) No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

          (e) All notices and other communications under this Agreement shall be
(i) in writing, (ii) delivered by hand (with receipt confirmed in writing), by registered or certified mail (return receipt requested), or by facsimile transmission (with receipt confirmed in writing), to the address or facsimile number set forth below or to such other address or facsimile number as either party shall specify by a written notice to the other, and (iii) deemed given upon receipt.

          If to Dow Jones:    Dow Jones & Company, Inc.
          ---------------
                              200 Liberty Street
                              New York, New York 10281
                              Attn..: David E. Moran,
                              President, Dow Jones Global Indexes

                              Fax No.: 212/416-2524

          With a copy to:     Fried, Frank, Harris, Shriver & Jacobson
          --------------
                              One New York Plaza
                              New York, New York 10004
                              Attn.: Gail Weinstein, Esq.
                              Fax No.: 212/859-8585

          If to the Licensee: American Stock Exchange
          ------------------
                              86 Trinity Place
                              New York, New York 10006
                              Attn.: Gary Gastineau
                              Fax No.: 212/306-5780

          (f) This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each party hereto waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the parties arising out of or relating to the Agreement.

          (g) This Agreement (and any related agreement or arrangement between the parties hereto) is solely and exclusively for the benefit of the parties hereto and their respective successors, and nothing in this Agreement (or any related agreement or arrangement between the parties hereto), express or implied, is intended to or shall confer on any other person or entity

(including, without limitation, any purchaser of any Products issued by the Licensee), any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (or any such related agreement or arrangement between the parties hereto).

          (h) Sections 6(b), 7(b) and (c) (as provided therein), 8, 9, 11, 12(e), (f) and (g) and this Section 12(h), shall survive the expiration or termination of this Agreement.

          (i) The parties hereto are independent contractors. Nothing herein shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall acquire any power, other than as specifically and expressly provided in this Agreement, to bind the other in any manner whatsoever with respect to third parties.

          (j) All references herein to "reasonable efforts" shall include taking into account all relevant commercial and regulatory factors. All references herein to "regulations" or "regulatory proceedings" shall include regulations or proceedings by self-regulatory organizations such as securities exchanges.

          (k) Dow Jones represents that the License Agreement between Dow Jones and The Chicago Board Options Exchange, Inc. (the "CBOE"), dated June 5, 1997,
(i) prohibits the CBOE (or any affiliated exchange controlled by the CBOE) from seeking unlisted trading privileges on any open-end exchange-traded funds (including UITs) licensed by Dow Jones to any other party; (ii) provides that the CBOE cannot trade an option on any exchange-traded open-end funds (including
UITs) based on the DJIA unless both (x) a third party which is not a licensee of Dow Jones indexes begins to trade any such options and (y) Dow Jones consents to the issuance of such options; and (iii) provides that the CBOE cannot trade options on any exchange-traded open-end funds (including UITs) based on any other Dow Jones index unless Dow Jones consents to the issuance of such options.

          IN WITNESS WHEREOF, the parties have caused this. Agreement to be executed as of the date first set forth above.


                                    DOW JONES & COMPANY, INC.

                                    By: /s/ David E. Moran
                                        --------------------------------
                                    Name: David E. Moran
                                    Title: Vice President/Law and Deputy
                                    General Counsel
                                    Dow Jones & Company, Inc.

                                    AMERICAN STOCK EXCHANGE, INC.

                                    By: /s/ Richard F. Syron
                                        --------------------------------
                                    Name: Richard F. Syron
                                    Title: Chairman and Chief Executive
                                    Officer

                                    PDR SERVICES CORPORATION

                                    By: /s/ Joseph B. Stefanelli
                                        -------------------------------
                                    Name: Joseph B. Stefanelli
                                    Title:   President

                             INDEX OF ATTACHMENTS

SCHEDULES
---------

Schedule A               Indexes

Annex I                  DJGI Indexes

Annex II                 Indexes Being Licensed

Annex III                Reserved Indexes

Schedule B               Products Description

Schedule C               License Fees

EXHIBITS:
---------
Exhibit I                Disclaimer Language

                                   SCHEDULE A
                                   ----------

                                    INDEXES
                                    -------

 . Dow Jones Industrial Average

 . Dow Jones Transportation Average

 . Dow Jones Utilities Average

 . Dow Jones Global Indexes listed on Annex I to this Schedule A

                                    ANNEX I
                                 TO SCHEDULE A
                                 -------------

                                                                         ANNEX I
                           DOW JONES GLOBAL INDEXES

                        5:30 p.m. Friday, May 30, 1997

                    DS GLOBAL   ________________NY U.S. DOLLARS______________________________________________________
REGION/               INDEXES   PCT     5:30P.M.         PCT.    L2.M      L2MO   L2MO        PCT.   FROM     PCT.
COUNTRY        LOCAL CURRENCY   CHG.     INDEX    CHG.   CHG.    HIGH      LOW    CHG.        CHG.   L2/II    CHG.
_____________________________________________________________________________________________________________________
Americas                                137.23 + 1.04 + 0.33     197.51    146.19 + 40.85 +  26.11 + 23.89 + 13.78
_____________________________________________________________________________________________________________________
  Canada           175.13  +   0.24     147.34 + 0.73 + 0.53     150.20    110.46 + 29.87 +  25.32 + 12.43 +  9.18
_____________________________________________________________________________________________________________________
  Mexico           253.47  +   0.72     111.75 + 0.58 + 0.52     113.01     85.56 + 17.25 +  13.26 + 17.43 + 13.43
_____________________________________________________________________________________________________________________
  U.S.             793.47  +   0.53     793.46 + 4.23 + 0.53     799.28    591.10 +165.31 +  25.21 + 97.90 + 13.97
_____________________________________________________________________________________________________________________
Europe/Africa                           171.89 - 2.35 - 1.53     176.96    133.43 + 23.73 +  20.07 + 11.59 +  7.23
_____________________________________________________________________________________________________________________
  Austria          123.31  -   1.31     110.36 - 1.31 - 1.61     114.62    100.23 -  2.70 -   2.39 +  0.36 +  0.32
_____________________________________________________________________________________________________________________
  Belgium          193.45  -   0.43     172.25 - 1.38 - 0.79     176.63    143.00 + 24.98 +  16.98 + 13.61 +  8.38
_____________________________________________________________________________________________________________________
  Denmark          163.77  -   0.41     154.63 - 1.54 - 0.99     159.13    114.59 + 33.60 +  33.27 + 17.33 + 12.66
_____________________________________________________________________________________________________________________
  Finland          375.51  -   2.02     302.65 - 8.33 - 2.53     316.01    201.41 + 74.75 +  32.30 + 21.93 +  7.31
_____________________________________________________________________________________________________________________
  France           156.52  -   0.52     140.57 - 1.44 - 1.01     153.55    124.57 +  9.65 +   7.37 -  1.70 -  1.20
_____________________________________________________________________________________________________________________
  Germany          200.52  -   2.50     177.95 - 5.55 - 3.08     156.09    142.27 + 34.30 +  24.31 + 15.54 + 10.24
_____________________________________________________________________________________________________________________
  Ireland          233.44  -   1.07     204.97 - 2.04 - 0.99     203.32    160.07 + 35.56 +  21.07 +  8.97 +  4.53
_____________________________________________________________________________________________________________________
  Italy            161.66  -   1.50     117.94 - 2.51 - 2.08     130.10     93.39 +  3.75 +   3.23 +  4.32 +  3.30
_____________________________________________________________________________________________________________________
  Netherlands      255.39  -   1.64     232.76 - 5.07 - 2.13     239.34    172.70 + 47.74 +  25.30 + 25.17 + 12.13
_____________________________________________________________________________________________________________________
  Norway           195.49  -   1.03     155.33 - 2.57 - 1.53     174.76    133.41 + 25.29 +  13.06 +  5.37 +  3.35
_____________________________________________________________________________________________________________________
  South Africa     214.51  -   0.34     131.67 - 1.11 - 0.34     136.30    112.45 -  0.35 -   0.54 + 13.02 + 10.99
_____________________________________________________________________________________________________________________
  Spain            243.75  -   1.72     157.34 - 3.05 - 1.73     173.52    119.44 + 44.33 +  36.44 + 13.40 + 12.31
_____________________________________________________________________________________________________________________
  Sweden           316.36  -   0.71     205.63 - 3.30 - 1.44     237.60    171.24 + 44.91 +  24.72 + 12.76 +  5.95
_____________________________________________________________________________________________________________________
  Switzerland      291.27  -   1.73     279.26 - 5.46 - 1.92     290.43    227.00 + 48.23 +  20.90 + 43.23 + 13.32
_____________________________________________________________________________________________________________________
  United Kingdom   130.97  -   1.15     153.39 - 1.73 - 1.08     162.13    124.53 + 30.54 +  23.80 +  6.37 +  4.52
_____________________________________________________________________________________________________________________
Europe/Africa(ex. South Africa          173.89 - 2.94 - 1.56     173.08    138.94 + 30.33 +  23.13 + 11.48 +  7.07
_____________________________________________________________________________________________________________________
Europe/Africa(ex. U.K. & S. Africa)     135.07 - 3.72 - 1.95     193.53    149.93 + 30.73 +  19.79 + 14.50 +  8.45
_____________________________________________________________________________________________________________________
Asia/Pacific                            109.53 - 0.74 - 0.57     124.13     93.36 - 13.23 -  10.78 +  0.65 +  0.59
_____________________________________________________________________________________________________________________
  Australia        155.37  +  0.75      155.57 + 0.30 + 0.19     157.03    126.73 + 15.44 +  11.02 +  6.80 +  4.57
_____________________________________________________________________________________________________________________
  Hong Kong        319.53  +  2.09      320.45 + 6.50 + 2.07     320.45    235.92 + 70.47 +  23.19 + 20.96 +  7.00
_____________________________________________________________________________________________________________________
  Indonesia        232.52  +  1.32      190.34 - 2.37 + 1.53     204.08    156.33 -  5.40 -   2.76 +  2.92 +  1.56
_____________________________________________________________________________________________________________________
  Japan             90.07  -  1.34       96.69 - 1.27 - 1.30     116.89     79.74 - 13.11 -  15.73 +  1.06 +  1.11
_____________________________________________________________________________________________________________________
  Malaysia         215.41  -  0.02      234.40 - 0.13 - 0.08     252.10    223.30 - 16.54 -   6.63 - 31.10 - 11.71
_____________________________________________________________________________________________________________________
  New Zealand      156.24  +  0.90      199.17 + 1.50 + 0.51     211.01    165.69 + 23.57 +  16.54 -  4.17 -  2.05
_____________________________________________________________________________________________________________________
  Philippines      245.41  +  1.21      292.02 + 3.49 + 1.21     371.03    253.59 - 62.70 -  19.05 - 50.35 - 14.71
_____________________________________________________________________________________________________________________
  Singapore        153.15  +  0.45      179.16 + 0.63 + 0.33     210.25    164.33 - 20.16 -  10.11 - 20.67 - 10.35
_____________________________________________________________________________________________________________________
  South Korea      114.32  +  0.56       97.66 + 0.59 + 0.51     142.10     80.69 - 43.36 -  30.75 +  6.53 +  7.34
_____________________________________________________________________________________________________________________
  Taiwan           194.35  +  0.13      150.07 + 0.40 + 0.22     192.24    139.17 + 39.20 +  27.83 + 19.30 + 12.01
_____________________________________________________________________________________________________________________
  Thailand          92.51  +  2.30       87.56 + 3.91 + 4.66     204.31     83.75 -116.95 -  57.10 - 38.80 - 30.63
_____________________________________________________________________________________________________________________
Asia/Pacific(ex. Japan)                 199.99 + 1.83 + 0.92     205.51    175.15 +  9.70 +   5.10 -  1.27 -  0.63
_____________________________________________________________________________________________________________________
World(ex. U.S.)                         135.35 - 1.50 - 1.10     138.13    121.10 +  5.55 +   4.36 +  5.66 +  4.36
_____________________________________________________________________________________________________________________
DI WORLD STOCK INDEX                    160.25 - 0.56 - 0.35     161.55    133.22 + 19.09 +  13.53 + 12.63 +  8.60
_____________________________________________________________________________________________________________________

                                                 5:30 p.m., Saturday, May 31, 1997

                    DS GLOBAL   ________________NY U.S. DOLLARS______________________________________________________
REGION/               INDEXES   PCT     5:30P.M.         PCT.   L2.M        L2MO    L2MO     PCT.    FROM      PCT.
COUNTRY        LOCAL CURRENCY   CHG.     INDEX   CHG.    CHG.   HIGH        LOW     CHG.     CHG.    L2/II     CHG.
_____________________________________________________________________________________________________________________
Asia/Pacific                            109.53 + 0.01 + 0.01   124.13       93.86 - 13.27 -  10.30  + 0.65  +  0.60
_____________________________________________________________________________________________________________________
  South Korea       115.52 +  1.74       99.37 + 1.71 + 1.75   142.10       30.63 - 42.08 -  29.75  + 8.39  +  9.22
_____________________________________________________________________________________________________________________
  Taiwan            127.93 +  1.34      153.46 + 3.39 + 1.53   192.24      139.17 + 42.04 +  29.73 + 11.69  + 14.11
_____________________________________________________________________________________________________________________
Asia/Pacific(ex. Japan)                 200.23 + 0.29 + 0.15   205.51      175.15 +  9.95 +   5.23 -  0.97  -  0.43
_____________________________________________________________________________________________________________________
World(ex. U.S.)                         135.36 + 0.01 + 0.01   133.13      121.10 +  5.55 +   1.35 +  5.66  +  4.37
_____________________________________________________________________________________________________________________
DI WORLD STOCK INDEX                    160.75   0.00   0.00   151.55      133.22 + 19.03 +  13.52 + 12.53  +  8.60
_____________________________________________________________________________________________________________________
Indexes based on 5/20/92+(a)(for U.S, 12/01/31=ICO for World     /tm/ 1997 Dow Jones & Co. Inc., All Rights Reserved.
_____________________________________________________________________________________________________________________

INDUSTRY GROUP PERFORMANCE


WORLD                                   U.S.                    AMERICAS                 EUROPE              ASIA/PACIFIC
--------                              ----------               ----------            --------               -------------
           %                                     %                        %                      %                    %
5:30 PM   CHG.                         5:30 PM  CHG.            5:30 PM  CHG.          5:30 PM  CHG.        5:30 PM  CHG.
05/30/97  YTD                          5/10/97  YTD             5/10/97  YTD           5/10/97  YTD         5/10/97  YTD
------------------------------------------------------------------------------------------------------------------------
141.65 + 3.68    Basic Materials       680.53 + 10.73           173.01 +  8.29         172.43 +  1.52        95.57 + 0.95
------------------------------------------------------------------------------------------------------------------------
113.09 + 12.45   Aluminum              563.65 + 15.31           190.10 + 12.33         223.62 + 16.33        94.57 + 3.76
------------------------------------------------------------------------------------------------------------------------
130.51 + 7.00    Other Non Ferrous     427.47 + 10.31           158.65 + 7.19          121.95 +  8.70       109.99 + 5.42
------------------------------------------------------------------------------------------------------------------------
164.45 + 2.50    Chemicals             931.14 + 10.75           201.46 + 10.04          152.46 - 5.51       100.37 + 3.56
------------------------------------------------------------------------------------------------------------------------
133.24 + 2.89    Chem-commodity       1014.19 + 12.56           239.66 + 11.56          203.25 - 6.78       108.67 + 4.98
------------------------------------------------------------------------------------------------------------------------
130.70 + 2.53    Chem-specialty        800.21 +  7.33           156.12 + 6.73            137.53 - 1.79        85.76 + 0.03
------------------------------------------------------------------------------------------------------------------------
157.13 + 7.36    Forest products       460.50 + 3.54            163.07 + 9.63            108.04 + 11.15      359.92 + 0.72
------------------------------------------------------------------------------------------------------------------------
151.13 + 7.36    Mining, diversifed    372.95 + 7.63            145.41 + 6.02            134.51 + 7.26       161.73 + 2.62
------------------------------------------------------------------------------------------------------------------------
113.05 + 5.76    Paper products        673.51 + 15.45           141.17 + 14.57           113.73 + 3.14        75.42 + 2.08
------------------------------------------------------------------------------------------------------------------------
143.01 + 0.27    Precious metals       250.15 + 5.26            144.50 - 3.51            206.16 - 1.01        98.14 - 10.29
------------------------------------------------------------------------------------------------------------------------
 99.92 + 1.95    Steel                 153.75 + 10.50           133.33 + 9.33            165.64 + 8.22        85.30 - 2.03
------------------------------------------------------------------------------------------------------------------------
183.33 + 7.31    Independent          1439.29 + 22.05           239.66 + 20.35           114.39 - 4.51       157.71 + 0.65
------------------------------------------------------------------------------------------------------------------------
213.60 + 6.77    Conglomerates        1493.29 + 22.05           239.66 + 20.35           116.13 - 4.25       239.19 - 0.17
------------------------------------------------------------------------------------------------------------------------
105.56 - 2.39    Overseas Trading        0.00    0.00             0.00    0.00            90.77 - 8.95       107.27 + 3.22
------------------------------------------------------------------------------------------------------------------------
222.23 + 6.53    Plantations             0.00    0.00             0.00    0.00             0.00   0.00       222.23 - 6.53
------------------------------------------------------------------------------------------------------------------------
158.45 + 6.60    Consumer, Cyclical    135.23 + 11.99           173.15 + 11.35           177.04 + 2.95       133.57 + 3.13
------------------------------------------------------------------------------------------------------------------------
252.92 + 13.58   Advertising         1427.73 + 24.13           250.07 + 24.13           253.36 - 8.65         0.00   0.00
------------------------------------------------------------------------------------------------------------------------
115.09 + 5.16    Airlines              535.15 + 20.07           165.33 + 20.24           201.25 + 12.34       70.83 - 1253
------------------------------------------------------------------------------------------------------------------------
111.52 + 1.59    Apparel              1351.57 + 0.32            153.36 +  0.32           124.24 + 7.62        84.94 - 0.12
------------------------------------------------------------------------------------------------------------------------
 95.97 + 2.73    Clothing/Fabrics      373.54 + 7.51            127.06 +  7.51           125.71 + 4.31        86.90 + 0.66
------------------------------------------------------------------------------------------------------------------------
163.52 + 1.10    Footwear             2133.31 + 4.01            210.44 +  4.01            98.10 + 17.73       57.42 - 15.27
------------------------------------------------------------------------------------------------------------------------
203.06 + 7.05    Auto manufacturers    544.37 + 6.70            256.63 +  6.70           170.13 + 15.93      202.41 + 2.23
------------------------------------------------------------------------------------------------------------------------
170.37 + 4.91    Auto parts & equip   553.65 + 12.29           197.54 + 10.65           215.52 -  3.00      151.38 + 5.70
------------------------------------------------------------------------------------------------------------------------
191.49 + 14.02   Casinos             1434.13 -  6.71           244.19 -  6.71           150.73 - 4.57       225.86 - 21.60
---------------------------------------------------------------------------------- --------------------------------------
156.16 + 3.47    Home construction    701.21 +  5.59           161.10 +  5.59           107.32 - 3.67       161.16 - 4.25
------------------------------------------------------------------------------------------------------------------------
154.76 + 12.37   Home furnishings     453.41 + 15.31           131.54 + 14.14           151.13 + 3.40       149.78 + 13.00
------------------------------------------------------------------------------------------------------------------------
155.76 + 14.73   Consumer electronics   0.00    0.00           103.52 - 13.85           153.14 + 24.07      157.74 + 14.87
------------------------------------------------------------------------------------------------------------------------
153.10 + 6.36    Other furnishings    453.41 + 15.39           131.33 + 15.31           223.45 + 2.24        95.36 -  1.21
------------------------------------------------------------------------------------------------------------------------
141.31 + 2.01    Lodging               123.92 +  5.95           295.22 +  6.95           105.93 + 10.17      141.03 -  6.21
------------------------------------------------------------------------------------------------------------------------
191.61 + 2.10    Media                 374.04 + 10.30           175.21 +  9.93           200.34 - 3.51       236.54 -  2.30
------------------------------------------------------------------------------------------------------------------------
133.59 + 3.77    Cable/Broadcasting    333.44 +  3.27           159.25 + 9.65            198.62 - 2.43       294.27 + 10.89
------------------------------------------------------------------------------------------------------------------------
194.34 + 1.31    Publishing            611.76 + 11.75           179.53 + 9.73            198.73 - 4.05       223.33 -  6.11
------------------------------------------------------------------------------------------------------------------------
151.63 + 8.22    Recreation products   536.57 + 11.24           210.73 + 11.24           100.53 - 11.19      111.71 + 10.37
------------------------------------------------------------------------------------------------------------------------
153.40 + 4.06    Entertainment         331.59 + 10.54           156.82 + 10.54           151.77 - 13.77        0.00    0.00
------------------------------------------------------------------------------------------------------------------------
170.53 + 9.90    Other Rec Products    553.62 + 11.78           233.97 + 11.73            77.57 -  7.86       138.48 +11.85
------------------------------------------------------------------------------------------------------------------------
 97.13 + 7.21    Toys                  753.63 +  9.15           199.20 +  9.15             0.00    0.00        70.82 +5.49
------------------------------------------------------------------------------------------------------------------------
192.10 + 4.75    Restaurants          1141.17 +  5.34           197.75 +  6.93           114.50  - 14.50      107.63-1.03
------------------------------------------------------------------------------------------------------------------------
113.63 + 11.31   Retailers, apparel   1401.95 + 15.93          126.45 + 15.93           225.40 -  17.91     62.12 + 7.01
------------------------------------------------------------------------------------------------------------------------
125.50 + 12.99   Retailers, broadline  925.50 + 19.43          123.59 + 19.40           151.20 +  4.43     115.23 + 8.79
------------------------------------------------------------------------------------------------------------------------
223.07 + 13.31   Retailers, drug-based 1641.93 + 14.02          305.67 + 14.02           143.52 + 11.01       0.00   0.00
------------------------------------------------------------------------------------------------------------------------
140.93 + 9.01    Retailers, specialty   565.27 + 17.46          148.62 + 17.31           172.58 +  6.11      145.98 +1.43
------------------------------------------------------------------------------------------------------------------------
173.11 + 13.86   Consumer, Non-cycl    1527.13 + 18.53          191.23 + 18.34           172.25 +  7.79      120.25 +7.86
------------------------------------------------------------------------------------------------------------------------
113.95 +  2.53   Beverages , distillers 823.15 +  3.43          139.53 +  6.05           113.95 -  0.33      103.56 +3.63
------------------------------------------------------------------------------------------------------------------------
256.93 + 27.16   Beverages, soft drinks3,207.83 + 25.42         297.99 + 23.71             0.00    0.00      160.63 -1.51
------------------------------------------------------------------------------------------------------------------------
170.06 + 13.61   Consumer services       311.00 + 15.95         166.56 + 14.03             0.00    0.00      194.96 +8.66
------------------------------------------------------------------------------------------------------------------------
227.91 +  9.09   Cosmetics              1753.95 + 12.53         253.51 + 12.63        275.06 -  3.94      135.13 +20.38
------------------------------------------------------------------------------------------------------------------------
129.03 + 7.30    Food                    1414.53 + 10.04         140.50 +  9.58        145.50 +  7.33       86.36 - 0.50
------------------------------------------------------------------------------------------------------------------------
 54.20 - 14.37   Fishing                   0.00    0.00           0.00    0.00          0.00    0.00       54.20 - 14.87
------------------------------------------------------------------------------------------------------------------------
130.21 +  7.43   Other food             1414.53 + 10.04         140.50 +  9.53        145.50 +  7.33       33.95 -  0.10
------------------------------------------------------------------------------------------------------------------------
164.04 + 6.12    Food retailers          1002.97 +  4.25         147.07 +  7.19        193.25 -  0.25      143.18 +  21.75
------------------------------------------------------------------------------------------------------------------------
212.75 + 3.10    Health care              980.69 +  8.05         274.10 +  8.10          0.00    0.00        0.00     0.00
------------------------------------------------------------------------------------------------------------------------
229.25 + 20.04   Household products     1992.50 + 21.77         251.75 + 21.25        117.07 + 13.85       76.33 -  5.70
------------------------------------------------------------------------------------------------------------------------
112.33 + 5.76    Durable                 1257.24 +  3.15         131.02 +  8.15          0.00    0.00       71.23 -  3.13
------------------------------------------------------------------------------------------------------------------------
257.97 + 21.85   Non-durable            2033.01 + 23.24         274.56 + 22.54        117.07 + 13.85       88.50 - 10.53
------------------------------------------------------------------------------------------------------------------------
172.65 + 14.06   Medical supplies       1037.64 + 16.83         179.33 + 16.33        151.35 -  9.31      163.07 +  9.04
------------------------------------------------------------------------------------------------------------------------
153.41 + 13.05   Pharmaceuticals        1431.03 + 22.92         153.97 + 22.91        132.07 + 13.73      134.94 + 11.43
------------------------------------------------------------------------------------------------------------------------
119.44 + 11.47   Tobacco                1522.33 + 14.05         154.91 + 14.03        147.42 +  4.44      108.35 +  3.64
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
177.43  /    3.57   Energy                    433.59  /   11.65    134.34  +   11.16   132.75  +   6.83    87.16  -   1.18
--------------------------------------------------------------------------------------------------------------------------
 96.73  -    5.29   Coal                      330.21  +    4.42    139.93  +    4.42     0.00      0.00    63.15  -  15.91
--------------------------------------------------------------------------------------------------------------------------
361.74  /    7.14   Oil drilling              321.40  +    6.37    430.81  +    6.37   127.82  +  12.67     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
131.52  +   11.62   Oil cos, major            519.23  +   14.30    134.32  +   14.03   200.37  +   3.71     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
126.66  -    0.23   Oil cos, secondary        240.25  -    4.25    145.25  -    1.09   149.19  +   0.15    88.65  -   0.30
--------------------------------------------------------------------------------------------------------------------------
195.17  /   16.25   Oilfield equip/svcs       276.53  +   17.62    197.59  +   17.52   244.44  +   7.14    47.52  -  40.61
--------------------------------------------------------------------------------------------------------------------------
225.15  /    5.04   Pipelines                 156.63  +    4.11    226.48  +    5.04     0.00      0.00     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
134.02  /    7.93   Financial                 342.23  +   15.36    263.15  +   16.41   175.77  +  13.30    91.30  -   5.71
--------------------------------------------------------------------------------------------------------------------------
140.33  /    5.66   Banks, all                530.53  +   13.36    236.16  +   14.31   190.34  +  16.24    83.79  -   7.39
--------------------------------------------------------------------------------------------------------------------------
125.53  /    4.20   Major int'l               530.53  +   10.72    232.36  +   12.54   153.21  +  17.46    83.42  -   6.30
--------------------------------------------------------------------------------------------------------------------------
156.53  /    7.21   Regional banks           1037.47  +   15.44    253.62  +   15.44   192.21  +  14.56    80.29  -   8.29
--------------------------------------------------------------------------------------------------------------------------
  0.00       0.00   U.S. east                 341.56  /   13.35      0.00       0.00     0.00      0.00     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
  0.00       0.00   U.S. central             1385.11  /   14.89      0.00       0.00     0.00      0.00     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
  0.00       0.00   U.S. south                573.20  /   15.55      0.00       0.00     0.00      0.00     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
  0.00       0.00   U.S. west                1244.43  /    6.70      0.00       0.00     0.00      0.00     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
211.43  /   15.44   Diversified financial    1094.35  /   20.15    273.19  +   19.43   175.82  +  14.63   103.35  -   0.15
--------------------------------------------------------------------------------------------------------------------------
150.44  /   13.15   Insurance, all            900.47  /   15.06    236.63  +   13.02   167.35  +   9.21    83.10  +  11.01
--------------------------------------------------------------------------------------------------------------------------
173.31  /   11.40   Full line                 539.72  /   15.09    242.05  +   17.32   155.07  +  10.10   201.57  +   4.54
--------------------------------------------------------------------------------------------------------------------------
196.74  /   11.93   Life                     1229.53  /   15.49    219.30  +   15.49   159.41  +  13.62   469.38  -  13.04
--------------------------------------------------------------------------------------------------------------------------
173.40  /    3.73   Property/Casualty        1155.42  /   13.10    241.09  +   19.10   155.32  +   2.53    77.24  +  13.13
--------------------------------------------------------------------------------------------------------------------------
145.40  /    3.73   Real estate               515.43  /    1.38     75.74  +    1.17   113.38  +   9.47   166.01  +   2.50
--------------------------------------------------------------------------------------------------------------------------
222.45  /   32.11   Savings & loan            953.31  /   32.11    222.46  +   32.11     0.00      0.00     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
135.53  -    1.57   Securities brokers       1315.40  +   23.57    272.57  +   23.57   216.68  +   7.27    85.72  -  19.93
--------------------------------------------------------------------------------------------------------------------------
123.38  /    4.97   Industrial                545.32  +    5.70    163.91  +   10.93   155.48  +   3.02    96.17  +   0.53
--------------------------------------------------------------------------------------------------------------------------
203.03  /   12.33   Air Freight               450.36  +   13.53    230.31  +   13.63    30.20  -  13.14     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
113.52  /    1.56   Building Materials        731.50  /    5.70    133.86  +    6.18   123.73  +   1.15    93.91  -   0.06
--------------------------------------------------------------------------------------------------------------------------
109.30  /    1.37   Containers & pkging      1047.41  +   11.57    151.19  +   11.56    86.46  -  10.88    82.89  -   6.56
--------------------------------------------------------------------------------------------------------------------------
149.53  /    3.34   Elec comps & equip        626.37  /    3.06    173.53  +    3.06   258.30  +   2.34   122.36  +  11.97
--------------------------------------------------------------------------------------------------------------------------
102.79  /   11.47   Factory equipment         403.00  /   13.36    127.98  +   18.36   124.67  /  11.77    93.36  +  10.52
--------------------------------------------------------------------------------------------------------------------------
 63.30  -   11.53   Heavy construction        342.46  -    3.83    118.30  -    3.52   100.60  +   2.23    55.53  -  18.91
--------------------------------------------------------------------------------------------------------------------------
152.25  /    9.16   Heavy machinery           522.17  /   22.09    359.86  /   22.09    37.23  +  13.81    90.35  -   7.58
--------------------------------------------------------------------------------------------------------------------------
155.77  /    6.46   Industrial, diversified   715.13  /   14.56    213.10  +   14.90   211.99  +   1.23   119.83  -   3.37
--------------------------------------------------------------------------------------------------------------------------
109.77  /    4.79   Marine transport          519.37  /    2.03    130.45  +    2.08   154.55  +  17.73    74.64  -   7.48
--------------------------------------------------------------------------------------------------------------------------
 96.73  /    4.45   Pollution control         740.38  /    3.76     84.82  +    3.75   122.34  +   0.90   122.30  /  20.53
--------------------------------------------------------------------------------------------------------------------------
155.51  /    6.93   Other industrial svcs     543.77  /    7.27    152.73  +    7.30   188.92  /   3.33   136.40  /   8.24
--------------------------------------------------------------------------------------------------------------------------
127.17  /    3.25   Railroads                 972.03  /   10.95    205.43  +   10.95    16.22  -  18.10   102.00  +   6.77
--------------------------------------------------------------------------------------------------------------------------
125.53  /    5.92   Transportation equip      450.02  /   24.07    199.54  +   24.07   240.61  +  13.16    73.97  -  10.99
--------------------------------------------------------------------------------------------------------------------------
 97.79  /    5.13   Trucking                  250.93  /   21.73     94.90  +   25.53    58.86  -  23.72   102.39  +   9.43
--------------------------------------------------------------------------------------------------------------------------
223.55  /   16.02   Technology                346.48  /   15.87    276.09  +   16.91   195.11  +  13.22   151.12  +  18.19
--------------------------------------------------------------------------------------------------------------------------
253.19  -    0.06   Aerospace/Defense        1291.22  /    1.12    315.83  +    1.99   232.43  -   7.98    72.41  -   4.27
--------------------------------------------------------------------------------------------------------------------------
155.50  /   15.58   Communications tech       538.10  +   11.95    213.49  +   14.92   183.19  +  13.23   119.85  +  12.66
--------------------------------------------------------------------------------------------------------------------------
217.12  /   16.79   Computers w/IBM           424.57  +   15.35    239.51  +   16.40    22.35  -  17.39   147.49  +  22.04
--------------------------------------------------------------------------------------------------------------------------
  0.00       0.00   Computers wo/IBM          729.83  +   17.45      0.00       0.00     0.00      0.00     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
190.54  /   11.14   Diversified technology    668.63  +   13.54    234.30  +   13.54   205.76  +  12.10   132.99  +  22.04
--------------------------------------------------------------------------------------------------------------------------
155.53  /   16.52   Industrial technology     122.95  +    5.03    137.83  +    5.03   207.54  -  24.41   168.13  +  26.66
--------------------------------------------------------------------------------------------------------------------------
156.45  /   10.03   Medical/Bio tech         1595.55  +   10.95    168.25  +   10.45   222.37  +  11.14    71.45  -  13.43
--------------------------------------------------------------------------------------------------------------------------
176.63  /   11.14   Adved Med Devices        1545.76  +   11.92    176.75  +   11.92   149.03  -   1.34     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
159.56  /    9.24   Biotechnology            1754.15  +   10.12    163.88  +    9.21   121.17  +  21.50    71.45  -  13.43
--------------------------------------------------------------------------------------------------------------------------
213.60  /   20.12   Office equipment          749.81  +   23.79    259.92  +   23.79   227.67  +  21.10   183.14  +  13.10
--------------------------------------------------------------------------------------------------------------------------
600.72  /   29.34   Semiconductors           2709.40  +   21.53    915.12  +   21.53     0.00      0.00   253.83  +  46.64
--------------------------------------------------------------------------------------------------------------------------
329.36  /   22.52   Software                 8765.34  /   22.27    363.93  +   22.06   149.83  +  33.43    99.75  +   6.41
--------------------------------------------------------------------------------------------------------------------------
127.45  /    2.26   Utilities                 367.87  /    2.23    128.12  +    3.22   130.33  +   6.51    94.93  -   2.83
--------------------------------------------------------------------------------------------------------------------------
105.91  -    3.93   Electric                  237.23  -    4.00     98.15  -    3.95   231.73  +   0.48    85.83  -   7.27
--------------------------------------------------------------------------------------------------------------------------
 95.70  /    0.95   Gas                       231.15  +    0.77    144.91  +    1.31   119.16  +   1.56    72.49  -   0.83
--------------------------------------------------------------------------------------------------------------------------
161.92  /    7.13   Telephone                 573.38  +    5.98    151.92  +    7.17   192.01  +  10.37   203.21  +   1.03
--------------------------------------------------------------------------------------------------------------------------
146.99  /    3.97   Water                     536.14  +    3.89    141.18  +    3.89   147.15  +   3.98     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
160.25  /    3.97   DJ Global Indexes         536.14  +    3.89    141.18  +    3.89   147.15  +   3.98     0.00      0.00
--------------------------------------------------------------------------------------------------------------------------
Indexes based on 6/30/82=100 for U.S., 12/31/91=100 for World
--------------------------------------------------------------------------------------------------------------------------

                                    ANNEX II
                                    --------
                                 TO SCHEDULE A
                                 -------------
                             INDEXES BEING LICENSED
                             ----------------------

     . Dow Jones Industrial Average

     . Any four (total) of the Dow Jones Global Indexes listed on Annex I or
       Annex III to Schedule A, as designated in writing by the Licensee within six (6) months of the date hereof, subject to the approval in writing of Dow Jones in its sole discretion (with such four indexes being, added to this Annex II at such time or times as they are so designated and approved)

                                   ANNEX III
                                   ---------
                                 TO SCHEDULE A
                                 -------------
                               RESERVED INDEXES*
                               -----------------

          Licensee anticipates that it may want to issue, market, and promote Products to be traded on Licensee based on the indexes set forth below. [iii]

          [iii]

                                   SCHEDULE B
                                   ----------
                              PRODUCTS DESCRIPTION
                              --------------------

Exchange-traded open-end funds (including UITs) registered under the Investment Company Act of 1940, traded open auction during the hours 9:30 AM to 4:15 PM Eastern Time.

                                   SCHEDULE C
                                   ----------
                                  LICENSE FEES
                                  ------------

     Licensee shall pay license fees in accordance with the following:

     . Licensee shall pay to Dow Jones an up-front one-time fee of [!!!]
       to be paid on the date hereof.

     . In addition, on the Commencement Date, and, during the Term, on each anniversary of the Commencement Date, the Licensee will pay to Dow Jones a flat annual minimum payment of [!!!] in respect of the twelve-
       month period commencing on such anniversary date (each, an "Annual
                                                                  -------
       Minimum Payment").
       ----------------

     . In addition, during each Year (defined below) of the Term, the Licensee will provide to Dow Jones a written report (each, a "Monthly Report"),
                                                         -----------------
       within 10 days after each month-end, which sets forth (i) the trading volume for each Product during such month, specifying the number of round
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       Product during such month, and (iii) a daily calculation of the Rolling
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       previously made in respect of any prior Quarter in such Year; provided,
                                                                     --------
       however, that no Quarterly Payment shall be made in respect of any
       -------
       Quarter for which the Basis Point Amount at such Quarter-end is lower
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       Quarter. Within 10 days after each Year-end, Dow Jones shall reimburse to
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       [!!!]

       [!!!]

     . In the event that this Agreement is terminated by Dow Jones pursuant to
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     . [!!!]

     . The terms hereof shall be deemed "Confidential Information" for purposes of Section 7(b) of this Agreement.


 . Definitions:
  -----------

        [!!!]

        "Quarter" means, with respect to any Year, the three-month period
         -------
commencing on the first day of such Year.

        "Year" means the twelve-month Commencement or any anniversary of the
         ---
Commencement Date.

                                   EXHIBIT I
                                   ---------

          The [Products] are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the [Product(s)] or any member of the public regarding the advisability of investing in securities generally or in the [Product(s)] particularly. Dow Jones' only relationship to the Licensee is the licensing of certain trademarks and trade names of Dow Jones and of the [INSERT Name of Index(es)] which is determined, composed and calculated by Dow Jones without regard to [the Licensee] or the [Product(s)], Dow Jones has no obligation to take the needs of [the Licensee] or the owners of the [Product(s)] into consideration in determining, composing or calculating [INSERT Name of Index(es)]. Dow Jones is not responsible for and has a not participated in the
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          DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF
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